Exhibit 5.1

August 4, 2022

Mill City Ventures III, Ltd.

1907 Wayzata Boulevard, Suite 205

Wayzata, MN 55391

Re:	Registration Statement on Form S-1, 1,250,000 shares of common stock, par value $0.001 per share, of Mill City Ventures III, Ltd.

Ladies and Gentlemen:

We have acted as counsel to you, Mill City Ventures III, Ltd. (the “Company”), a Minnesota corporation, in connection with the public offering contemplated by the registration statement on Form S-1 (File No. 333-264474) filed by the Company on April 25, 2022 (as amended to date, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for an offering with respect to (i) up to 1,250,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”); (ii) up to 187,500 shares of Common Stock, purchased pursuant to over allotments, if any (the “Over Allotment Shares”); (iii) up to 75,000 warrants to purchase 75,000 shares of Common stock, issued to the representative of the underwriter (the “Representative Warrants”); and (iv) and up to 75,000 shares of Common Stock underlying the Representative Warrants (the “Representative Warrant Shares”); the foregoing share numbers give effect to the prospective stock split.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion, we have examined the originals or copies certified or otherwise identified to our satisfaction of the following: (a) the articles of incorporation of the Company, as amended to date; (b) the bylaws of the Company, as amended to date, and (c) the Registration Statement and all exhibits thereto. In addition to the foregoing, we also have relied as to matters of fact upon the representations made by the Company and its representatives and we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us certified or photostatic copies.

Based upon the foregoing and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that the shares of Common Stock, when issued, will be validly issued, fully paid and non-assessable.

We are opining herein as to the Minnesota Business Corporation Act, and, with respect to the enforceability of the  Representative Warrants and the Representative Warrant Shares, the laws of the State of New York, and we express no opinion as to the effect on the maters covered by this letter of the laws of any other jurisdiction. This opinion is limited to the laws in effect as of the date the Registration Statement is declared effective by the Commission and is provided exclusively in connection with the public offering contemplated by the Registration Statement.

This opinion letter speaks only as of the date hereof and we assume no obligation to update or supplement this opinion letter if any applicable laws change after the date of this opinion letter or if we become aware after the date of this opinion letter of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion letter is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance. Further, no portion of this letter may be quoted, circulated or referred to in any other document for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lucosky Brookman LLP

Lucosky Brookman LLP